Exhibit 3.129

Exhibit 3.129 05/25/2000 l1:18A SSH225 FY00-000-70720 OFFICIAL USE ONLY FILED LLC 5029-00 MAY 2 5 2000 RETURN ACKNOWLEDGMENT TO: ALBRIGHT, STODDARD, WARNICK $ ALBRIGHT WHITNEY B. WARNICK, ESQ. 801 SO. RANCHO DR., #D-4 LAS VEGAS, NV 89106 ARTICLES OF ORGANIZATION FOR LIMITED LIABILITY CO. (Pursuant to NRS 86.161) Name of Limited Liability Co.: ENSIGN SOUTHLAND LLC Purposes for which Company is organized: The Company is organized to engage in and to do any lawful act concerning any and all lawful business, except insurance, for which a limited liability company may be organized. The Name and complete street address of the Resident Agent: Albright, Stoddard, Warnick & Albright 801 S. Rancho Drive, Suite D-4 Las Vegas, Nevada 89106. The Name and street address of the Organizer executing these Articles: WHITNEY B. WARNICK 801 S. Rancho Drive, Suite D-4 Las Vegas, Nevada 89106 Management: The Company is to be managed by the member which is THE ENSIGN GROUP, INC., a Delaware corporation as provided in the Operating Agreement of the Company. The name and address of the member is: Page 1 of 2 INITIAUANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF: Nevada Secretary of State List ManorMem Revised 0-0-13 749274-006-Part-316Jul1417:17Page52 Ex._3.137_—_Articles_of_Organization_of_Regal_Road_Health_Holdings_LLC.pdf 749274-006-Part-316Jul1417:17Page50 Ex._3.137_—_Articles_of_Organization_of_Regal_Road_Health_Holdings_LLC.pdf

Exhibit 3.129

Exhibit 3.129 NAME: THE ENSIGN GROUP, INC. ADDRESS: 27392 Calle Arroyo San Juan Capistrano, CA 92675 6. Signature of the Organizer: WHITNEY B. WARNICK, Organizer 801 S. Rancho Drive, Suite D-4 Las Vegas, Nevada 89106 7. Date: April 27, 2000 8. Acknowledgment: State of Nevada) ) ss. County of Clark) I, WHITNEY B. WARNICK, being first duly sworn, on oath, depose and say: That I am the Organizer of ENSIGN SOUTHLAND LLC, a Nevada Limited Liability Company; that I have read the Articles of organization thereof; and that the statements contained in such Articles of Organization are true. WHITNEY B. WARNICK subscribed, and sworn to before me this 27th day of April, 2000. Notary Public Page 2 of 2

NEVADA SECRETARY OF STATE CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY AGENT FOR SERVICE OF PROCESS FOR LIMITED-LIABILITY COMPANY IN THE MATTER OF ENSIGN SOUTHLAND LLC, ALBRIGHT, STODDARD, WARNICK & ALBRIGHT hereby certifies that on the 24 day of May, 2000, it accepted the appointment as Agent for Service of Process of the above-entitled limited-liability company in accordance with CHAPTER 86 of the Nevada Revised Statues. FURTHERMORE, that the office for the agent of service of process in the state is located at: 801 South Rancho Drive Suite D-4 Las Vegas, NV 89106 IN WITNESS WHEREOF, I have hereunto set my hand on behalf of Albright, Stoddard, Warnick & Albright this 24 day of May, 2000. FILED # LLC 5029-00 ALBRIGHT, STODDARD, WARNICK & ALBRIGHT MAY 2 5 2000 Whitney B. Warnick

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF:

ENSIGN SOUTHLAND LLC

NAME OF LIMITED-LIABILITY COMPANY

ENTITY NUMBER: LLC5029-2000

FOR THE FILING PERIOD OF MAY, 2014 TO MAY, 2015

100401

USE BLACK INK ONLY - DO NOT HIGHLIGHT

YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

Filed in the office of	Document Number 20140487627-81
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/07/2014 7:14 AM
	Entity Number LLC5029-2000

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members. **A Manager, or if none, a Managing Member** of the LLC must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional managers or managing members, attach a list of them to this form.
3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ANNUAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
- 001 - Governmental Entity
- 005 - Motion Picture Company
- 006 - NRS 680B.020 Insurance Co.

NAME				
CTR PARTNERSHIP, L.P.	MANAGER OR MANAGING MEMBER			
ADDRESS	CITY	STATE	ZIP CODE	
27101 PUERTA REAL, SUITE 400 , USA	MISSION VIEJO	CA	92691	

NAME	MANAGER OR MANAGING MEMBER		
ADDRESS	CITY	STATE	ZIP CODE

NAME	MANAGER OR MANAGING MEMBER		
ADDRESS	CITY	STATE	ZIP CODE

NAME	MANAGER OR MANAGING MEMBER		
ADDRESS	CITY	STATE	ZIP CODE

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X WILLIAM WAGNER

Signature of Manager, Managing Member or Other Authorized Signature

Title: CHIEF FINANCIAL OFFICER

Date: 7/7/2014 7:14:00 AM

Nevada Secretary of State List MgnrMem Revised: 8-8-13